ACKNOWLEDGEMENT AND AGREEMENT


With respect to the Investment Agreement entered into as of April 17, 2001, by and among Providence Capital IX, Inc., a corporation duly incorporated and existing under the laws of the State of Colorado (the "Company") and Swartz Private Equity, LLC (hereinafter referred to as "Swartz"), the Company hereby agrees and acknowledges the following:

The Company acknowledges that the Investor may sell the Put Shares any time, and from time to time, after the Put Date for such shares, and that such sales may occur during a Pricing Period or Pricing Periods and may have the effect of reducing the Purchase Price.

Furthermore, the Company agrees to present the proposed final registration statement to be filed pursuant to the terms of the Registration Rights Agreement entered into in conjunction with the Investment Agreement to Swartz for its review at least five (5) business days prior to the proposed filing date, and to obtain Swartz's final comments to the registration statement before filing it with the SEC.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of this 17th day of April, 2001.

PROVIDENCE CAPITAL IX, INC.            INVESTOR: SWARTZ PRIVATE EQUITY, LLC.

By: ________________________________   By: ________________________________

Richard Nadeau, Jr.                    Eric S. Swartz, Manager
1250 Turks Head Building               300 Colonial Center Parkway
Providence, RI 02903                   Suite 300
Telephone: (401) 272-5800              Roswell, GA 30076
Facsimile: (401) 272-5858              Telephone: (770) 640-8130
                                       Facsimile: (770) 640-7150